UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2025

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2025, Organogenesis Inc. (“Organogenesis”), a wholly owned subsidiary of Organogenesis Holdings Inc. (the “Company”), entered into a First Amendment to Lease with 65 Dan Road SPE, LLC, as landlord, relating to the premises located at 65 Dan Road, Canton, Massachusetts (the “65 Dan Road Amendment”), and a separate First Amendment to Lease with Dan Road Associates, LLC, as landlord, relating to the premises located at 150 Dan Road, Canton, Massachusetts (the “150 Dan Road Amendment”, together with the 65 Dan Road Amendment, the “Lease Amendments”). The Lease Amendments relate to the lease of two of the Company’s buildings located at its Canton, Massachusetts headquarters, which are devoted to manufacturing, shipping, operations, and research and development. The Lease Amendments extend the current term of each lease, which currently expire on December 31, 2027, to December 31, 2032 (the “Second Renewal Term”), and provide an additional renewal option under each of the 65 Dan Road Amendment and the 150 Dan Road Amendment that would provide, at the Company’s option, an additional two-year term ending on December 31, 2034 (the “Third Renewal Term”).

Under the 65 Dan Road lease and the 150 Dan Road lease, Organogenesis is required to pay annual rent during the year ended December 31, 2027 equal to $1,608,699.84 and $3,161,377.89, respectively (the “2027 Annual Rent”). Rent in the first year of the Second Renewal Term will be the greater of 103% of the 2027 Annual Rent and the fair market rental value as of the commencement of the Second Renewal Term, which will be determined pursuant to an appraisal/arbitration process if Organogenesis timely rejects the landlord’s determination; and thereafter, the rent will increase by three percent per annum on each anniversary of the commencement of the Second Renewal Term, with a floor in the first year at no less than 103% of 2027 Annual Rent. If Organogenesis exercises the Third Renewal Term, rent for the first year of the Third Renewal Term will be the greater of 103% of the rent payable during the last year of the Second Renewal Term or the fair market rental value determined pursuant to the same appraisal/arbitration process, with a three percent annual increase and a floor in the first year at no less than 103% of the rent payable during the year ended December 31, 2032.

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) acknowledged the following in connection with its approval of the Lease Amendments: (i) certain holders of 5% or more of the Company’s outstanding Class A common stock, par value $0.0001 per share (Alan Ades, Albert Erani, Dennis Erani and Glenn Nussdorf), directly or indirectly through affiliates, own the properties at 65 Dan Road and 150 Dan Road, and are counterparties to the Lease Amendments; (ii) Mr. Nussdorf is a member of the Company’s Board of Directors; and (iii) Mr. Ades’ son, Robert Ades, is a member of the Company’s Board of Directors. The Audit Committee determined that entry into the Lease Amendments was fair, reasonable and in the best interests of the Company and its stockholders and approved Organogenesis’ entry into the Lease Amendments in accordance with the Company’s related party transactions policy.

The foregoing descriptions of the Lease Amendments are not complete and are qualified in their entirety by reference to the Lease Amendments, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Lease dated as of December 22, 2025 by and among Organogenesis Inc. and 65 Dan Road SPE, LLC

10.2	First Amendment to Lease dated as of December 22, 2025 by and among Organogenesis Inc. and Dan Road Associates, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Chief Administrative and Legal Officer

Date: December 29, 2025